                                   EXHIBIT 11
                     COMPUTATION OF INCOME (LOSS) PER SHARE
               FOR THE SIX MONTHS ENDED DECEMBER 31, 2000 AND 1999



                                                                   2000                  1999
                                                             ---------------       --------------
Net  income (loss)                                             $ (3,493,525)         $ 6,362,280
                                                             ===============       ==============

Weighted average number of common shares outstanding             10,157,569            7,385,858
                                                             ===============       ==============

Basic income (loss) per share                                  $      (0.34)         $      0.86
                                                             ===============       ==============

Weighted average number of common shares outstanding             10,157,569            7,385,858

Common share equivalents applicable to:
   Warrants - Class A
   Warrants - Class B
   Warrants - Class C                                                                      9,067
   Warrants - Other                                                 878,750              937,083
    Stock options                                                 1,108,978              693,908

Less common stock acquired with net proceeds                     (1,987,728)          (1,638,535)
                                                             ---------------       --------------

Weighted average number of common shares and
common share equivalents used to compute diluted
income (loss) per share                                          10,157,569            7,387,381
                                                             ===============       ==============

Diluted income (loss) per share                                $      (0.34)         $      0.86
                                                             ===============       ==============

                               EXHIBIT 11
                     COMPUTATION OF LOSS PER SHARE
            FOR THE QUARTER ENDED DECEMBER 31, 2000 AND 1999


                                                                    2000                  1999
                                                               ---------------       --------------
Net loss                                                         $ (1,674,963)        $ (2,795,275)
                                                               ===============       ==============

Weighted average number of common shares outstanding               11,104,052            6,420,704
                                                               ===============       ==============

Basic loss per share                                                  $ (0.15)             $ (0.44)
                                                               ===============       ==============


Weighted average number of common shares outstanding               11,104,052            6,420,704

Common share equivalents applicable to:
   Warrants - Class A
   Warrants - Class B
   Warrants - Class C                                                                        9,067
   Warrants - Other                                                   878,750              937,083
    Stock options                                                   1,111,850              702,423

Less common stock acquired with net proceeds                       (1,990,600)          (1,648,573)
                                                               ---------------       --------------

Weighted average number of common shares and
common share equivalents used to compute diluted
loss per share                                                     11,104,052            6,420,704
                                                               ===============       ==============

Diluted loss per share                                                $ (0.15)             $ (0.44)
                                                               ===============       ==============